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                            CERTIFICATE OF AMENDMENT
                                      OF
                      RESTATED CERTIFICATE OF INCORPORATION

                                      *****


            PRT Group Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That at a meeting of the Board of Directors of PRT Group Inc. resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, That the Restated Certificate of Incorporation of this corporation be amended by changing the First Article thereof so that, as amended said Article shall be and read as follows:

         "the name of the Corporation is Enherent Corp. (the "Corporation").

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         ACCORDINGLY, the Restated Certificate of Incorporation of this corporation is hereby amended so as to change the First Article thereof to read as follows in its entirety:

         "the name of the Corporation is Enherent Corp. (the "Corporation")."

         IN WITNESS WHEREOF, the Corporation as caused this Certificate of Amendment to be signed by Dan S. Woodward, its Chief Executive Officer and President this 12th day of July, 2000.

         PRT Group Inc.


    By: /s/   DAN S. WOODWARD
        ----------------------
        Name: Dan S. Woodward
        Title: CEO & President